UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 10, 2008

VIEW SYSTEMS, INC

(Exact name of registrant as specified in its charter)

      Nevada                                                       000-30178                             59-2928366

(State or other jurisdiction                            (Commission                     (IRS Employer

of incorporation)                                            File Number)                   Identification No.)

1550 Caton Center Drive, Suite E, Baltimore, MD 21227

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 410-242-8439

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR    240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01. Other Events

LEGAL PROCEEDINGS

We became a party in one material matter during the second quarter of 2008.

Sigma International Holdings, Inc. v. View Systems, Inc.

In August 2006 we entered into a consulting agreement with The Riderwood Group, a Maryland limited liability investment banker, for the purpose of assisting in raising private equity financing and finding suitable acquisition targets.  The Riderwood Group subsequently introduced the Company to Sigma International Holdings in 2007 which signed a non-binding merger and acquisition agreement and in addition loaned us $250,000.   Sigma soon thereafter demanded satisfaction of their note or a control block of the company.  The BOD decided not to give Sigma control of View Systems.  Sigma sued the company on the note and was awarded a judgment on May 11, 2008 in Montgomery County Maryland, case number 288395-V, for $296,000.00 which included interest and legal fees.

The Board of Directors of View Systems after several meetings decided to settle the debt, $296,000 plus another $5,196.50 interest and costs for a total of $301,196.50, which was paid to Sigma International Holdings for full and final settlement.  Of the total, $100,000 was paid by the company. Our director, Dr. Michael Bagnoli, provided the balance of $201,196.50.

On September 4th, 2008, we received documents with the acknowledgement of full Satisfaction of Judgment effective on the 29th of August, 2008 in the District Court of Denver, CO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

View Systems, Inc.

(Registrant)

Date: September 10, 2008

/s/ Gunther Than

Gunther Than, CEO

(Signature)*

 *Print name and title of the signing officer under his signature.